Exhibit 99.1

Contact:

drugstore.com, inc.	Investor Relations:
Walter Conner	Chris Danne or Brinlea Johnson
425-372-3234	415-217-5865 or 415-269-2645
wconner@drugstore.com	chris or brinlea@blueshirtgroup.com

drugstore.com, inc. Announces First Quarter Financial Results

Net Sales Increase by 48% Year-over-Year to a Record $84.4 Million

BELLEVUE, WA – April 28, 2004 – drugstore.com, inc. (NASDAQ: DSCM), a leading online retailer of health, beauty, vision, and pharmacy products, today announced its financial results for the quarter ending March 28, 2004. The company reported a 48% year-over-year increase in quarterly net sales to a record $84.4 million, a 73% year-over-year increase in gross profit to $18.1 million, and a 19% year-over-year reduction in quarterly net loss.

“The first quarter of 2004 was an exciting quarter for us, as we began to see a significant return from our growth initiatives. This was demonstrated by an impressive 46% year-over-year growth in revenue from repeat customers in our over-the-counter business, which shows that our customers are getting more from and are doing more of their shopping at the drugstore.com™ Web store,” said Kal Raman, president and chief executive officer of drugstore.com, inc. The company also announced today that it plans to introduce free three-day shipping as a standard benefit for customers placing nonprescription orders of $49 or more, which it believes will further strengthen the company’s ability to drive long-term customer value and growth. “We believe that reducing delivery times will encourage our customers, particularly our West Coast customers, to shop more frequently with us,” said Raman.

Net sales in the first quarter of 2004 were $84.4 million, representing a 48% increase over the first quarter of 2003. Net sales in the company’s over-the-counter (OTC) segment grew by 48% over the first quarter of 2003, net sales in the mail-order pharmacy segment grew by 24% over the first quarter of 2003 and net sales in the local pick-up pharmacy segment were flat. Net sales from the company’s recently created vision segment contributed $12.9 million to first quarter net sales.

Gross margin was 21.5% for the quarter, an increase of 310 basis points over the first quarter of the prior year. Net loss for the first quarter was $4.6 million, or $0.06 per share, reflecting a 19% reduction from net loss for the first quarter of 2003. EBITDA loss (a non-GAAP financial measure defined as earnings before interest, taxes, depreciation and amortization of intangible assets, non-cash marketing expense and stock-based compensation) was $961,000 for the quarter, an improvement of 70% over an EBITDA loss of $3.2 million for the first quarter of 2003. A reconciliation of net loss to EBITDA is included in the financial data accompanying this press release. Cash, cash equivalents, and marketable securities at the end of the first quarter totaled $39.4 million.

Operational Highlights for the First Quarter of 2004 and Recent Announcements

•	During the quarter, drugstore.com, inc. celebrated the fifth anniversary of its online store at www.drugstore.com and served its five millionth customer.

•	The company announced that it plans to implement a new, nationwide Free 3-Day Shipping program for customers placing nonprescription orders of $49 or more. The new expedited shipping service is expected to benefit customers on the West Coast in particular, who will now receive the same quick delivery of more than 18,000 OTC products that East Coast shoppers have enjoyed for years.

•	drugstore.com, inc. introduced an innovative online tracking and substantiation system to enhance its Tax-Advantaged Online Store program (formerly referred to as the FSA Manager program), designed to make it even easier for participating consumers to automatically track and submit expenses for OTC products eligible for reimbursement under flexible spending accounts (FSAs). The company entered into agreements with Evolution Benefits, Inc. and Motivano Incorporated, both leading providers of FSAs, healthcare reimbursement arrangements (HRAs), and healthcare spending accounts (HSAs). Under these agreements, drugstore.com, inc. provides a Tax-Advantaged Online Store featuring nearly 2,000 OTC medications and other products eligible for FSA reimbursement and automatically tracks and manages the substantiation process for FSA-eligible purchases made by holders of stored value debit cards issued by Evolution Benefits (the Benny Card™) and Motivano (the SmartFlex® Card).

•	The company announced the appointment of Ardell “Bud” Albers as vice president, chief technology officer. Albers will be responsible for all aspects of technology, including planning of the company’s future technology direction, implementation of new initiatives, and ongoing expansion of the drugstore.com™ Web site.

Financial Highlights for the First Quarter of 2004 (all comparisons are made with the first quarter of 2003 unless otherwise noted)

•	Net sales grew by 48% to $84.4 million. Sales in the OTC segment grew by 48% to $35.5 million, mail-order pharmacy sales grew by 24% to $14.5 million, local pick-up pharmacy sales were flat at $21.5 million, and sales in the vision segment (created in December 2003 as a result of the acquisition of International Vision Direct Corp.) were $12.9 million.

•	Average net sales per order increased by 10%, or $7, to $78. Average net sales per order grew by 20% to $60 for OTC, by 16% to $129 for mail-order pharmacy, and by 10% to $101 for local pick-up pharmacy. Average net sales per order for the vision segment were $77.

•	Order volume during the quarter exceeded 1 million orders, and grew by 33%.

•	The trailing 12-month number of active customers grew by 21% to 1.57 million. The average annual spend per active customer was $174, up from $160. During the quarter, the company revised its trailing 12-month average spend for Vision Direct customers, to approximately $110.

•	Sales from repeat customers grew by 45% for the quarter, with revenue from repeat customers representing 73% of total sales. Net sales from repeat customers grew by 46% in OTC, by 21% in mail-order pharmacy, and by 14% in local pick-up pharmacy. In the vision segment, 56% of sales were generated from repeat customers.

•	During the quarter, the company added 306,000 new customers, bringing the total customer base to over 5.1 million unique customers since inception.

•	First quarter gross margin was 21.5%, up from 18.4%, and was benefited by high growth in OTC product sales and the addition of the vision segment.

•	As expected, marketing and sales expense per new customer for the first quarter was $20, up $3 from the fourth quarter of 2003, reflecting the assumption and integration of Vision Direct marketing efforts.

•	Fulfillment and order processing expenses declined as a percent of sales to 11.0%, down from 12.5%.

•	Net loss on a GAAP basis for the first quarter was $4.6 million, or $0.06 per share, and improved by 19%, or $1.1 million.

•	EBITDA loss (as previously defined) was $961,000 for the first quarter of 2004.

•	The company reduced its accrued liability associated with employee vacation by approximately $400,000 and realized a corresponding benefit to the first quarter’s net loss and EBITDA loss, as a result of a new employee vacation policy implemented in the first quarter.

•	The company capitalized labor of approximately $200,000 associated with technology integration of the Vision Direct Web store and back-end operations.

•	Employee headcount at the end of the quarter was approximately 600 employees.

•	Annualized inventory turns for the first quarter were approximately 17.

Outlook for the Second Quarter and Fiscal Year 2004

For the second quarter of fiscal year 2004, drugstore.com, inc. expects net sales to be in the range of $85 million to $89 million. Of total net sales, the company expects OTC sales to be in the range of $36 million to $38 million, mail-order pharmacy sales to be in the range of $15 million to $16 million, local pick-up pharmacy to be in the range of $21 million to $22 million, and vision to be approximately $13 million. The company plans to implement a new free three-day shipping service for OTC orders of $49 or more, which is expected to benefit West Coast customers in particular, and also plans to increase spending on marketing to promote its newly acquired vision business and the free three-day shipping service. As a result, the company anticipates GAAP net loss for the second quarter to be in the range of $4.0 million to $4.5 million, and EBITDA loss to be in the range of $600,000 to $1.1 million.

For the full fiscal year, drugstore.com, inc. confirmed its prior guidance that net sales are expected to grow more than 45% over 2003, to a range of $360 million to $390 million. The company adjusted its forecast of GAAP net loss for the full fiscal year slightly, to a range of $9.8 million to $13.8 million. The company maintained its prior EBITDA guidance for fiscal year 2004, with EBITDA in the range of break-even to a profit of $4.0 million, and believes that it will end the year with more than $40 million in cash. A reconciliation of forecasted net loss range to forecasted EBITDA range (net loss is the most directly comparable GAAP measure) is included in the financial data accompanying this press release.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of EBITDA, defined as earnings before interest, taxes, depreciation and amortization of intangible assets, non-cash marketing expenses and stock-based compensation. This non-GAAP measure is provided to enhance the user’s overall understanding of the company’s current financial performance and prospects for the future. Management believes that EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company’s core operating results. In addition, because drugstore.com, inc. has historically provided EBITDA measures to investors, management believes that including EBITDA measures provides consistency in the company’s financial reporting. However, EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net loss, cash flows, or other consolidated loss or cash flow data prepared in accordance with GAAP, or as a measure of the company’s profitability or liquidity. Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to EBITDA profit or loss.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com™ quarterly conference call on Wednesday, April 28, 2004 at 5:00 p.m. ET. To participate, callers should dial 1-800-867-0938 (international callers should dial 303-262-2190) five minutes beforehand. Investors may also listen to the conference call live at www.drugstore.com (under Corporate Information), by clicking on the “audio” hyperlink. A replay of the call will be available through Friday, April 30th at 1-800-405-2236 or 303-590-3000 internationally (use pass code 576358) beginning two hours after completion of the call.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is a leading online provider of health, beauty, vision, and pharmacy solutions. The drugstore.com™ online store provides a convenient, private, and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The online store offers thousands of brand-name personal health care products at competitive prices; a full-service, licensed retail pharmacy; and a wealth of health-related information, buying guides, and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists; e-mail reminders for replenishing regularly used products, and private e-mail access to pharmacists and beauty experts for questions.

drugstore.com, inc. has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising the competent, safe pharmacy practices in compliance with federal and state laws and regulations.

Forward-Looking Statements

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as “expects,” “believes,” “anticipates,” “intends,” “may,” “will,” “plan,” “continue,” “forecast,” “remains,” “would,” “should,” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, consumer spending, the stock market, changes affecting the Internet, online retailing and advertising, drugstore.com, inc.’s limited operating history, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, risks related to systems interruptions, possible governmental regulation, and the ability to manage a rapidly growing business. Additional information regarding factors that potentially could affect drugstore.com, inc.’s business, financial condition and operating results is included in its periodic filings with the SEC on Forms 10-K and 10-Q. These forward-looking statements should not be relied upon as representing the company’s views as of any date other than the date on which they were made and drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement made by it after the date on which such statement was made, except as otherwise specifically stated by it.

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DRUGSTORE.COM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 28, 2004	March 30, 2003
Net sales	$84,362	$57,083
Costs and expenses:
Cost of sales	66,245	46,607
Fulfillment and order processing	9,257	7,163
Marketing and sales	6,123	3,845
Technology and content	2,320	2,064
General and administrative	3,663	2,721
Amortization of intangible assets	1,052	366
Amortization of stock-based compensation	352	156

Total costs and expenses	89,012	62,922

Operating loss	(4,650)	(5,839)

Interest income, net	81	204

Net loss	$(4,569)	$(5,635)

Basic and diluted loss per share	$(0.06)	$(0.08)

Weighted average shares outstanding used to compute basic and diluted loss per share	74,515,424	68,557,485

SUPPLEMENTAL INFORMATION: Gross Profit, Gross Margin, and EBITDA Gain/Loss (See Note 1 below):

USD (in thousands), unless otherwise indicated

1. Gross Profit and Gross Margin

	Three Months Ended
	March 28, 2004	March 30, 2003
Net sales	$84,362	$57,083
Cost of sales	66,245	46,607

Gross profit	$18,117	$10,476

Gross margin	21.5%	18.4%

2. Reconciliation of Net Loss to EBITDA Gain/(Loss) (see Note 2 below)

(a) Reconciliation of net loss to EBITDA Gain/(Loss) calculated as:

	Three Months Ended
	March 28, 2004	March 30, 2003
Net loss	$(4,569)	$(5,635)
Amortization of intangible assets	1,052	366
Amortization of non-cash marketing	573	573
Amortization of stock-based compensation	352	156
Depreciation (see Note 2 below)	1,712	1,578
Interest income, net	(81)	(204)

EBITDA loss	$(961)	$(3,166)

(b.) Reconciliation of forecasted Q2 2004 net (loss) range to forecasted Q2 2004 EBITDA (loss) range, and fiscal year 2004 forecasted net income/(loss) range to fiscal year 2004 EBITDA gain/(loss) range calculated as:

	Three Months Ended June 27,2004		Twelve Months Ended January 2, 2005
	Range High	Range Low	Range High	Range Low
Estimated net loss	$(4,000)	$(4,500)	$(9,750)	$(13,750)
Estimated amortization of intangible assets	1,100	1,100	4,400	4,400
Estimated amortization of non-cash marketing	570	570	2,300	2,300
Estimated amortization of stock-based compensation	110	110	650	650
Estimated depreciation	1,700	1,700	6,900	6,900
Estimated interest income, net	(80)	(80)	(500)	(500)

Estimated EBITDA Gain/loss	$(600)	$(1,100)	$4,000	$0

NOTE 1: Supplemental information related to drugstore.com, inc.’s gross profit, gross margin and EBITDA loss for the three months ended March 28, 2004 and March 30, 2003, is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles.

NOTE 2: EBITDA loss is defined as loss before interest, taxes, depreciation, amortization of intangible assets, non-cash marketing, and stock based compensation. Depreciation expense excluded from EBITDA gain/loss is classified in the following financial statement line items:

	Three Months Ended
	March 28, 2004	March 30, 2003
Fulfillment and order processing	$1,259	$1,150
Marketing and sales	—	—
Technology and content	188	250
General and administrative	265	178

Depreciation	$1,712	$1,578

DRUGSTORE.COM, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 28, 2004	December 28, 2003
	(unaudited)	(audited)
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$39,350	$43,572
Accounts receivable, net	27,789	24,896
Inventories	14,646	13,647
Prepaid marketing expenses	2,090	2,291
Other prepaid expenses and current assets	3,993	3,231

Total current assets	87,868	87,637

Fixed assets, net	13,309	14,280
Intangible assets, net	17,959	19,011
Goodwill, net	53,502	53,077
Prepaid marketing expenses	9,733	10,305
Deposits and other assets	102	102

Total assets	$182,473	$184,412

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,872	$46,964
Accrued compensation	2,754	2,932
Accrued marketing expenses	1,343	1,870
Other current liabilities	2,132	3,043
Current portion of capital lease obligations	739	785

Total current liabilities	56,840	55,594

Capital lease obligations, less current portion	463	600

Stockholders’ equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares—250,000,000
Issued and outstanding shares—78,489,249 and 77,361,026 as of March 28, 2004 and December 28, 2003, respectively	798,524	797,534
Deferred stock-based compensation	(104)	(635)
Accumulated deficit	(673,250)	(668,681)

Total stockholders’ equity	125,170	128,218

Total liabilities and stockholders’ equity	$182,473	$184,412